SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
January 8, 2004
(Date of earliest event reported)

SHURGARD STORAGE CENTERS, INC.
(Exact name of registrant as specified in its charter)

Washington	001-11455	91-1603837
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1155 Valley Street Suite 400 Seattle, Washington 98109-4426
(Address of principal executive offices, including zip code)

(206) 624-8100
(Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant.

On January 8, 2004, the audit committee of the board of directors of Shurgard Storage Centers, Inc. (the "Company") approved the engagement of PricewaterhouseCoopers LLP ("PwC") as the Company's independent accountant to audit its financial statements for the fiscal year ended December 31, 2003, and PwC was engaged pursuant to the audit committee's approval. Deloitte & Touche LLP ("Deloitte"), the Company's former independent auditor, notified the Company of its resignation on November 13, 2003. Deloitte's resignation was reported on the Company's Current Report on Form 8-K filed on November 20, 2003. Because Deloitte has advised the Company that it will not consent to the use of any of its prior audit reports in the Company's future SEC filings, the audit committee of the Company's board of directors has also engaged PwC to audit Company's financial statements for the fiscal years ended December 31, 2001 and 2002.

During the fiscal years ended December 31, 2002 and 2003 and the subsequent interim period to the date hereof, the Company did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 13, 2004	SHURGARD STORAGE CENTERS, INC. /s/ Harrell L. Beck Harrell L. Beck, Senior Vice President, Chief Financial Officer and Treasurer